Exhibit 32.1

Certification pursuant to Section 906 of Sarbanes-Oxley Act of 2002

I, Louis D. Paolino, Jr., the Principal Executive Officer of Mace Security International, Inc., hereby certify, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that the Form 10-K of Mace Security International, Inc. for the year ended December 31, 2007 (the “December 31, 2007 Form 10-K”), which this certification accompanies, fully complies with requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m(a) or 78o(d)) and information contained in the December 31, 2007 Form 10-K fairly presents, in all material respects, the financial condition and results of operations of Mace Security International, Inc.

Dated: March 31, 2008
/s/ Louis D. Paolino, Jr.

Louis D. Paolino, Jr.

* A signed original of this written statement as required by Section 906 has been provided to the Registrant and will be retained by the Registrant and furnished to the United States Securities and Exchange Commission or its staff upon request.